Exhibit 99.1

AsiaInfo-Linkage Reports Third Quarter 2010 Financial Results

•	Meeting guidance, net revenue (non-GAAP)[1] increases to US$112.8 million

•	Exceeding guidance, net income attributable to AsiaInfo-Linkage, Inc. per basic share (non-GAAP) increases to US$0.40

BEIJING/SANTA CLARA, Calif. – November 2, 2010 – AsiaInfo-Linkage, Inc. (Nasdaq: ASIA) (“AsiaInfo-Linkage,” the “Company,” “we,” “us” and “our”), a leading provider of communications software solutions and IT security products and related services, today announced financial results for the third quarter of 2010.

“We delivered solid results in our first quarter of consolidated reporting,” said AsiaInfo-Linkage’s President and Chief Executive Officer Steve Zhang. “Full integration with Linkage is progressing according to plan and helping us to achieve new synergies and realize cross-selling opportunities. At the same time, we remain focused on providing high-quality solutions and services to China’s telecom carriers, highlighted by a recent contract win to develop convergent billing for Beijing Mobile. On the international expansion front, this quarter we announced our entrance into the Southeast Asian market with a deal to provide a business intelligence system for the Cambodian telecom carrier, Mfone. This is a positive stride forward as we work with a long-term vision of gaining market share abroad. We are also optimistic about continued market share gains in new verticals such as the domestic cable software solutions market with two new billing and customer relationship management system contracts.”

Third Quarter 2010 Financial Results

On July 1, 2010, AsiaInfo Holdings, Inc. (“AsiaInfo”) completed its merger with IT software and solutions provider Linkage Technologies International Holdings Limited through the acquisition of 100% of the outstanding share capital of its wholly-owned subsidiary, Linkage Technologies Investment Limited (“Linkage”) and was renamed AsiaInfo-Linkage, Inc. Starting in this quarter, AsiaInfo-Linkage’s financial statements consolidated the operating results and financial position of Linkage and its consolidated subsidiaries.

Total revenues for the third quarter of 2010 were US$121.7 million, an increase of 91.5% year-over-year and 82.0% sequentially. Meeting guidance, net revenue (non-GAAP) for the third quarter of 2010 was US$112.8 million, an increase of 85.3% year-over-year and 72% sequentially. Our revenues for the third quarter of 2010 are not comparable to those of prior periods due to the merger with Linkage and we are not able to separately present the portion of revenues in this quarter contributed by AsiaInfo’s historical business and Linkage’s historical business as a result of our full integration strategy.

Gross margin for the third quarter of 2010 was 43.9%, compared to 54.6% in the year-ago period and 59.4% in the previous quarter. Gross margin as a percentage of net revenue (non-GAAP)2, which excludes amortization of intangibles related to the Linkage merger, was 51.8% in the third quarter of 2010, compared to 57.0% in the year-ago period and 60.6% in the previous quarter. The year-over-year and sequential decreases in gross margin (non-GAAP) primarily reflected the Linkage merger, as the Company deployed more of its R&D employees into clients service teams, resulting in relative higher cost of revenues, but lower R&D expenses.

[1]

Net revenue (non-GAAP), a non-GAAP measure, represents total revenue net of third-party hardware costs. A reconciliation of net revenue (non-GAAP) to GAAP revenue is provided at the end of this press release.

[2]

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding amortization of acquired intangible assets related to the Linkage merge, by net revenue (non-GAAP). A reconciliation of gross margin of net revenue (non-GAAP) to GAAP gross margin is provided at the end of this press release.

In the third quarter of 2010, the telecom solutions business unit, previously called the AsiaInfo Technologies business unit and renamed after the merger with Linkage, which focuses on telecommunications software and services, contributed 90.8% and 92.2% to total revenue and net revenue (non-GAAP), respectively. Total revenue for the telecom solution business unit increased 110.2% year-over-year and 86.3% sequentially to US$110.5 million. Net revenue (non-GAAP) for the telecom solution business unit increased 102.1% year-over-year and 78.8% sequentially to US$103.9 million. The increase in revenue was mainly attributable to the Linkage merger.

In the third quarter of 2010, the security business unit, previously called the Lenovo-AsiaInfo business unit and renamed after the merger with Linkage, which focuses on IT security products and services, contributed 9.2% to total revenue and 7.8% to net revenue (non-GAAP). Total revenue for the security business unit increased 2.3% year-over-year and 48.4% sequentially to US$11.2 million. Net revenue (non-GAAP) for the security business unit decreased 6.4% year-over-year and increased 18.8% sequentially to US$8.8 million. The slight year-over-year decrease in net revenue (non-GAAP) was primarily the result of a decrease in large government contracts in the PRC this year and the sequential increase was partially due to seasonality, as sales in the security business unit are typically stronger in the second half of each year. Please refer to the end of this press release for condensed segmented financial results for AsiaInfo-Linkage’s two business units.

Total operating expenses increased 40.4% year-over-year and 36.6% sequentially to US$34.4 million. Sales and marketing expenses increased 74.0% year-over-year and 80.7% sequentially to US$19.5 million. The increase in expense was mainly attributable to the Linkage merger. General and administrative expenses increased 5.9% year-over-year and decreased 13.1% sequentially to US$4.0 million. The sequential decrease in G&A expenses were mainly the result of a US$1.6 million credit to provisions for doubtful accounts resulting from the successful collection in this quarter of a previous doubtful trade receivable. Research and development expenses increased 0.3% year-over-year and 11.2% sequentially to US$10.9 million. The increase in R&D expenses is in line with the Company’s long-term growth strategy to develop best-of-class products, solutions and upgrades to meet the demand of customers.

Income from operations for the third quarter of 2010 was US$19.1 million, an increase of 87.1% year-over-year and 31.2% sequentially. The increase in income from operations was mainly attributable to the Linkage merger. Operating margin of total revenue was 15.7% for the third quarter of 2010, compared to 16.0% in the year-ago period and 21.7% in the previous quarter. Operating margin of net revenue (non-GAAP)3, which excludes amortization of intangibles related to the Linkage merger, was 26.2% for the third quarter of 2010, compared to 16.8% in the year-ago period and 22.2% in the previous quarter.

[3]

Operating margin of net revenue (non-GAAP) is calculated by dividing operating income, excluding the amortization of intangible assets related to the Linkage merger, by net revenue (non-GAAP). A reconciliation of operating margin of net revenue (non-GAAP) to GAAP operating margin is provided at the end of this press release.

Other income for the third quarter of 2010 was US$0.5 million, an increase of 2.1% year-over-year from US$0.5 million and a decrease of 62% from US$1.4 million in the previous quarter.

In the third quarter of 2010, AsiaInfo-Linkage recorded net income attributable to AsiaInfo-Linkage, Inc. of US$16.5 million, or US$0.22 per basic share, compared to US$9.1 million, or US$0.20 per basic share, in the year-ago period and US$13.9 million, or US$0.29 per basic share, in the previous quarter.

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)4 was US$29.6 million in the third quarter of 2010 or US$0.40 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) during the previous year was US$13 million or US$0.29 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$16.7 million or US$0.35 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) increased 128% year-over-year and 76.9% sequentially.

As of September 30, 2010, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$191.5 million and short-term investments totaling US$42.4 million. Operating cash flow in the third quarter of 2010 was a net outflow of US$1.6 million.

Business Outlook

AsiaInfo-Linkage expects fourth quarter 2010 net revenue (non-GAAP) to be in the range of US$119 million to US$123 million. AsiaInfo-Linkage expects fourth quarter 2010 net income attributable to AsiaInfo-Linkage, Inc. per basic share (non-GAAP) to be in the range of US$0.40 to US$0.43.

[4]

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per share measures exclude share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses and after-tax dividend income. Reconciliations of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income attributable to AsiaInfo-Linkage, Inc., and of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per share to GAAP net income attributable to AsiaInfo-Linkage, Inc. per share, are provided at the end of this press release.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2010	2009	2010	2009
Revenues:
Software products and solutions	$103,767	$54,882	$220,638	$144,470
Service	8,521	5,848	18,810	16,778
Third party hardware	9,400	2,803	12,569	11,829

Total revenues	121,688	63,533	252,017	173,077

Cost of revenues:
Software products and solutions	55,552	24,006	99,403	64,829
Service	3,733	2,161	8,445	6,058
Third party hardware	8,933	2,673	11,963	11,199

Total cost of revenues	68,218	28,840	119,811	82,086

Gross profit	53,470	34,693	132,206	90,991

Operating expenses:
Sales and marketing	19,524	11,223	40,644	31,689
General and administrative	3,994	3,773	17,252	10,991
Research and development	10,875	10,842	29,647	26,849

Government subsidy		(1,342)		(1,342)

Total operating expenses	34,393	24,496	87,543	68,187

Income from operations	19,077	10,197	44,663	22,804
Other income, net:	538	527	2,616	3,055
Income before provision for income taxes	19,615	10,724	47,279	25,859
Provision for income taxes	3,486	1,646	7,757	3,793

Net income	16,129	9,078	39,522	22,066

Less: Net loss attributable to noncontrolling interest	(326)	13	(1,184)	6

Net income attributable to AsiaInfo-Linkage, Inc.	$16,455	9,065	40,706	22,060

Earnings per share:
Net income attributable to AsiaInfo-Linkage, Inc. common stockholders:
Basic	$0.22	$0.20	$0.72	$0.49
Diluted	$0.22	$0.19	$0.71	$0.48

Weighted average shares used in computation:
Basic	74,235,760	45,772,678	56,362,666	44,629,386
Diluted	74,680,125	46,627,469	57,168,217	45,918,502

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share amounts)

	As of
	Sept 30, 2010	Dec 31, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$184,154	$238,553
Restricted cash	7,395	5,540
Short term investments – held to maturity securities	11,938	13,716
Short term investments – available for sale securities	30,494	27,674
Accounts receivable (net of allowances of $3,558 and $2,619 as of September 30, 2010 and December 31, 2009, respectively)	237,731	129,646
Inventories	8,385	9,535
Other receivable	6,221	2,841
Deferred income taxes – current	8,597	2,968
Prepaid expenses and other current assets	4,675	5,679

Total current assets	$499,590	$436,152

Long term investment	4,696	4,696
Property and equipment, net	5,384	2,989
Construction in progress	41
Other acquired intangible assets, net	220,864	3,818
Deferred income tax assets – non-current	2,353	2,161
Goodwill	435,601	22,262
Prepaid land use right and other long term prepayment	10,325	9,699

Total Assets	$1,178,854	$481,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term bank loans	2,985
Accounts payable	45,428	76,019
Accrued expenses	31,039	21,793
Deferred revenue	32,316	45,547
Accrued employee benefits	59,771	39,403
Other payables	8,946	6,187
Income taxes payable	6,123	2,862
Other taxes payable	7,378	7,620
Deferred income tax liability – current	9,237	1,340

Total current liabilities	$203,223	$200,771

Unrecognized tax benefits – non-current	3,272	3,052
Deferred income tax liabilities – non-current	54,652
Other long term liabilities	163	163

Total Liabilities	$261,310	$203,986

Redeemable noncontrolling interest	2,044	1,122

Stockholders’ Equity:
Common stock	$779	$501
Additional paid-in capital	837,847	244,838
Treasury stock, at cost	(27,749)	(27,749)
Statutory reserve	22,306	22,306
Retained earnings	55,905	15,199
Accumulated other comprehensive income	25,802	20,212

Total AsiaInfo-Linkage, Inc. stockholders’ equity	$914,890	$275,307

Noncontrolling interest	610	1,362

Total stockholders’ equity	915,500	276,669

Total Liabilities and Stockholders’ Equity	$1,178,854	$481,777

ASIAINFO-LINKAGE, INC.

CONDENSED INFORMATION FOR REPORTABLE SEGMENTS (UNAUDITED)

	(Amounts in thousands of US$)
	Three Months Ended
	Sept 30, 2010			Sept 30, 2009			Jun 30, 2010
	Telecom Solutions	Security Business	Total	Telecom Solutions	Security- Business	Total	Telecom Solutions	Security Business	Total
Revenues:
Software products and solutions	$95,241	$8,526	$103,767	$45,660	$9,222	$54,882	$51,773	$7,347	$59,120
Service	8,337	184	8,521	5,703	145	5,848	6,288	97	6,385
Third party hardware	6,884	2,516	9,400	1,193	1,610	2,803	1,237	122	1,359

Total revenues	110,462	11,226	121,688	52,556	10,977	63,533	59,298	7,566	66,864

Cost of revenues:
Software products and solutions	53,023	2,529	55,552	21,217	2,789	24,006	21,015	2,067	23,082
Service	3,658	75	3,733	2,074	87	2,161	2,668	89	2,757
Third party hardware	6,539	2,394	8,933	1,133	1,540	2,673	1,175	129	1,304

Total cost of revenues	63,220	4,998	68,218	24,424	4,416	28,840	24,858	2,285	27,143

Gross profit	47,242	6,228	53,470	28,132	6,561	34,693	34,440	5,281	39,721

Business unit expenses:
Sales and marketing	16,270	3,254	19,524	8,531	2,692	11,223	7,300	3,507	10,807
General and administrative	(910)	74	(836)	614	(143)	471	722	140	862
Research and development	9,594	1,281	10,875	8,162	2,680	10,842	8,384	1,392	9,776
Government Subsidy				(1,342)		(1,342)

Total business unit expenses	24,954	4,609	29,563	15,965	5,229	21,194	16,406	5,039	21,445

Contribution profit (loss)	$22,288	$1,619	$23,907	$12,167	$1,332	$13,499	$18,034	$242	$18,276

Corporate general and administrative expenses			4,830			3,302			3,736

Operating profit			$19,077			$10,197			$14,540

Third Quarter 2010 Conference Call Details

AsiaInfo-Linkage management will hold an earnings conference call at 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on November 2, 2010 (8:00 a.m. Beijing/Hong Kong Time on November 3, 2010). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

U.S. Toll Free: +1-866-362-4829

China Local Number: +86-10-800-130-0399/ +86-10-800-152-1490

Hong Kong: +852-3002-1672

International: +1-617-597-5346

The passcode for the call is 47953107.

A replay of the call will be available until 11:00 a.m. Eastern Time on November 10, 2010 by dialing one of the following numbers:

U.S Toll Free: +1-888-286-8010

International: +1-617-801-6888

The passcode for the replay is 95652809.

Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo-Linkage web site at www.asiainfo-linkage.com.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. Following the merger between AsiaInfo and Linkage on July 1, 2010, AsiaInfo-Linkage leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of hardware costs that are passed through to our customers. We believe total revenues net of hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenues (non-GAAP) to GAAP total revenues

	2010Q3			2009Q3			2010Q2
	Telecom Solutions Business	Security Business	Total	Telecom Solutions Business	Security Business	Total	Telecom Solutions Business	Security Business	Total
	(amounts in thousands of US dollars)
Total Revenues	110,462	11,226	121,688	52,556	10,977	63,533	59,298	7,566	66,864
Third Party Hardware Costs	(6,539)	(2,394)	(8,933)	(1,133)	(1,540)	(2,673)	(1,175)	(129)	(1,304)
Net Revenue (non-GAAP)	103,923	8,832	112,755	51,423	9,437	60,860	58,123	7,437	65,560

(2) Gross margin (non-GAAP)

Gross margin (non-GAAP) is calculated by dividing gross profit, excluding amortization of acquired intangible assets related to Linkage merger, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses gross margin (non-GAAP) to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of gross margin (non-GAAP) to GAAP gross margin

	Three Months Ended Sep. 30		2010Q2
	2010	2009
Gross margin (GAAP)	43.9%	54.6%	59.4%
Effect of amortization of intangible assets related to merger of Linkage	4.4%	0.0%	0.0%
Effect of third party hardware costs	3.5%	2.4%	1.2%
Gross margin (non-GAAP)	51.8%	57.0%	60.6%

(3) Operating margin (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing operating income, excluding the amortization of intangible assets related to Linkage merger, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of operating margin (non-GAAP) to GAAP operating margin

	Three Months Ended Sep. 30		2010Q2
	2010	2009
Operating margin (GAAP)	15.7%	16.0%	21.7%
Effect of amortization of intangible assets related to merger of Linkage	9.3%	0.0%	0.0%
Effect of third party hardware costs	1.2%	0.8%	0.5%
Operating margin (non-GAAP)	26.2%	16.8%	22.2%

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses and after-tax dividend income. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

to GAAP net income

	Three Months Ended Sep. 30		Nine Months Ended Sep. 30		2010Q2
	2010	2009	2010	2009
	(amount in thousands of US dollars)
GAAP net income	16,412	9,065	40,662	22,060	13,906
Adjustments:				0
- Share-based compensation	2,196	3,593	6,103	8,633	1,935
- Amortization of acquired intangible assets	10,940	316	11,812	945	468
- Impairment loss on investment	281	—	281	—	—
- Non-recurring merger related expenses	—	—	4,158	—	658
- Dividend income, net of tax	(253)	(4)	(507)	(178)	(250)
Non-GAAP net income	29,576	12,970	62,509	31,460	16,717

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses and after-tax dividend income) by the same number of weighted average shares outstanding used in the computation of net income per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income (non-GAAP) per share to GAAP net income per share

	Three Months Ended Sep. 30		Nine Months Ended Sep. 30		2010 Q2
	2010	2009	2010	2009
	(amounts in thousands of US dollars)
GAAP net income Per Basic Share	0.22	0.20	0.72	0.49	0.29
Adjustments:
- Share based compensation	0.03	0.08	0.11	0.19	0.04
- Amortization of acquired intangible assets	0.15	0.01	0.21	0.02	0.01
- Impairment loss on investment	0.01	—	0.01	—	—
- Non-recurring merger related expenses	—	—	0.07	—	0.02
- Dividend income, net of tax	(0.01)	—	(0.01)	—	(0.01)
Non-GAAP net income Per Basic Share	0.40	0.29	1.11	0.70	0.35

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of November 2, 2010. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; our ability to successfully integrate the business of Linkage into ours; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com